                                                                   Exhibit 4(iv)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

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FIXED ACCOUNT RIDER FOR VARIABLE ANNUITY

This Rider is part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

I. DEFINITIONS - The following replaces the definition of "Contract Value" in the "Definitions" section:

         CONTRACT VALUE: The sum of your interest in the Subaccounts of the Separate Account and your interest in this Fixed Account option (and any other account options that may be included by Rider).

The following is added to the Definitions section:

         FIXED ACCOUNT: This option is backed by our General Account and pays interest guaranteed by us on Purchase Payments or transfers allocated to it. It does not share in the investment experience of any Subaccount of the Separate Account.

II.      FIXED ACCOUNT - The following is added to the Contract:


                            FIXED ACCOUNT PROVISIONS

         FIXED ACCOUNT - You can choose to have Purchase Payments allocated to the Fixed Account. During the Accumulation Period you can transfer any portion of your Contract Value to the Fixed Account from the Separate Account and to the Separate Account from the Fixed Account, subject to the terms of this Contract.

         FIXED ACCOUNT VALUE - Your Fixed Account Value at any time during the Accumulation Period is equal to:

         1.   the Purchase Payments allocated to the Fixed Account; plus

         2.   the amounts transferred from other options to the Fixed Account;
              plus

         3.   interest credited to the Fixed Account; less

         4. any withdrawals taken from the Fixed Account and any applicable charges; less

         5.   any amounts transferred to other options from the Fixed Account;
              less

         6. any fees, charges or any applicable Premium and Other Taxes deducted from the Fixed Account.

         INTEREST TO BE CREDITED - We guarantee that the interest credited to your Fixed Account Value will not be less than the Fixed Account Minimum Guaranteed Interest Rate shown on the Contract Schedule. We may credit additional interest at our discretion. The Fixed Account Initial Interest Rate is shown on the Contract Schedule.

         The interest rate for each amount allocated to the Fixed Account is set by us in advance. Thereafter, each year a new rate will apply to that amount plus the interest previously credited to that amount. The new rate will be the renewal rate set by us in advance and will apply for 12 months. Interest will be credited to the Fixed Account on a daily basis. We may declare interest rates for different one-year periods. If we do so we will tell you in advance.


NEL-500 (05/01)

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         RESTRICTION OF PURCHASE PAYMENTS AND TRANSFERS TO THE FIXED ACCOUNT -
         We reserve the right to restrict Purchase Payments and transfers to the Fixed Account:

         . If the effective annual rate of interest that would apply to the payment or transfer is the Fixed Account Minimum Guaranteed Rate shown on the Contract Schedule; or

         . If the Contract's Fixed Account Value equals or exceeds our published maximum for the Fixed Account.


         RESTRICTION ON TRANSFERS OUT OF THE FIXED ACCOUNT - Each Contract Year you can transfer a limited portion of the Contract Value in the Fixed Account to the Subaccounts subject to our published rules. The transfer will be limited to the greater of 25% of the Contract Value in the Fixed Account at the end of the day on a Contract Anniversary, or the amount transferred out of the Fixed Account in the prior Contract Year.


         For 180 days from the date of any transfer out of the Fixed Account: you cannot make any transfers to the Fixed Account; and we reserve the right to restrict Purchase Payments to the Fixed Account.

         DEFERRAL OF PAYMENTS OR TRANSFERS FROM THE FIXED ACCOUNT - We reserve the right to defer payment for a withdrawal or transfer from the Fixed Account for the period permitted by law but for not more than six (6) months after Notice to us.


III. TRANSFER PROVISIONS -- The following is added to the Transfers During the Accumulation Period section of the Transfer Provisions:

         During the Accumulation Period, you can make transfers from the Subaccounts to the Fixed Account and from the Fixed Account to the Subaccounts. All transfers are subject to any restrictions or limitations described in the Contract.

IV. ANNUITY PROVISIONS -- The following is added to the Annuity Payments section of the Annuity Provisions:

         Unless you specify otherwise, if all of your Contract Value on the Annuity Calculation Date is allocated to the Fixed Account, you will be paid Fixed Annuity Payments. If all of your Contract Value on this date is allocated to the Separate Account, you will be paid Variable Annuity Payments. If your Contract Value on this date is allocated to both the Fixed Account and the Separate Account, you will be paid as a combination of Fixed Annuity Payments and Variable Annuity Payments calculated based on the proportionate value allocated to each.

V. WITHDRAWAL PROVISIONS --The following is added to the Withdrawals section of the Withdrawal Provisions:


         The portion of Contract Value allocated to the Fixed Account will also be reduced in the ratio that it bears to the total Contract Value unless you specify otherwise in a Notice to us.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

        /s/ Daniel D. Jordan              /s/ James M. Benson
              Secretary                         President


NEL-500 (05/01)

                      New England Life Insurance Company

                              501 Boylston Street
                          Boston, Massachusetts 02117

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ENHANCED DOLLAR COST AVERAGING RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control.

This Rider amends the Contract as follows:

The following provisions are added to the Contract:

                        ENHANCED DOLLAR COST AVERAGING

Prior to the Annuity Date, you may allocate Purchase Payments to an Enhanced Dollar Cost Averaging Account (EDCA Account) that is backed by our General Account, subject to the Company's then current EDCA rules and minimums. If you request to participate in the Enhanced Dollar Cost Averaging program, we will open an EDCA Account for you. The EDCA Account will provide for transfers to any of the Subaccounts of the Separate Account you have chosen based on your choice of a 3, 6 or 12 month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your EDCA Account. No transfers may be made into your EDCA Account. You can have only one dollar cost averaging program at any given time. Under the Enhanced Dollar Cost Averaging program, a specified dollar amount of Contract Value will be transferred on a monthly basis from your EDCA Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your EDCA Account divided by the number of months in the time period you choose.

The first transfer will be made on the date the Purchase Payment is allocated to the EDCA Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month whenever a Purchase Payment is allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the EDCA Account. Your EDCA Account will terminate as of the date of the last transfer.

The interest rate earned on your EDCA Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing EDCA Account. The allocation of a subsequent Purchase Payment to your existing EDCA Account increases the dollar amount transferred out of your EDCA Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your EDCA each month. Since transfers from your EDCA Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is accelerated as a result of the allocation of a subsequent Purchase Payment to an existing EDCA. Each allocation of a subsequent Purchase Payment will earn interest based on the date of the receipt of the purchase payment and date of receipt of the EDCA application.

NEL-510 (05/01)

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If you terminate your participation in this program, all money remaining in the
EDCA Account will be transferred to a Money Market Subaccount unless you specify otherwise.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

           /s/ Daniel D. Jordan               /s/ James M. Benson
                 Secretary                           President


NEL-510 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

THREE MONTH MARKET ENTRY RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

The following provisions are added to the Contract:


                            THREE MONTH MARKET ENTRY

Prior to the Annuity Date, you may allocate Purchase Payments to a Three Month Market Entry Account ("TMME Account") that is backed by our General Account, subject to the Company's then current TMME rules and minimums. If you request to participate in the Three Month Market Entry program, we will open a TMME Account for you. The TMME Account will provide for transfers to any of the Subaccounts of the Separate Account that you have chosen based on a 3 month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your TMME Account. No transfers may be made into your TMME Account. You can have only one dollar cost averaging program at any given time.

Under the Three Month Market Entry program, a specified dollar amount of your Contract Value will be transferred on a monthly basis from your TMME Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your TMME Account divided by the number of months in the time period you chose.

The first transfer will be made on the date the Purchase Payment is allocated to the TMME Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month whenever a Purchase Payment is allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the TMME Account. Your TMME Account will terminate as of the date of the last transfer.

The interest rate earned on your TMME Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing TMME Account. The allocation of a subsequent Purchase Payment to your existing TMME Account increases the dollar amount transferred out of your TMME Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your TMME each month. Since transfers from your TMME Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is accelerated as a result of the allocation of a subsequent Purchase Payment to an existing TMME. Each allocation of a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to a TMME Account of the same monthly term.


NEL-520 (05/01)

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If you terminate your participation in this program, all money remaining in the
TMME Account will be transferred to a Money Market Subaccount unless you specify otherwise.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.


           /s/ Daniel D. Jordan        /s/ James M. Benson
                 Secretary                   President


NEL-520 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------


DEATH BENEFIT RIDER [- RETURN OF PURCHASE PAYMENTS]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:



                            DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During the Accumulation Period" section of the "Death Benefit Provisions":

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD --
The "Death Benefit Amount" will be the greater of:

     1)   the Contract Value; or

     2) total Purchase Payments, reduced proportionately by the Percentage Reduction in Contract Value attributable to each partial withdrawal.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     1)   the Contract Value; or

     2) the Contract Value as of the effective date of the change of Owner, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable when the continuing spouse dies will be the greater of:

     1)   the Contract Value; or

     2) the Contract Value under the continued Contract as of the date it is adjusted for the Spousal Continuation, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date.


NEL-530 (05/01)

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We compute the Percentage Reduction in Contract Value attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Contract Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Contract Value attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. If we have not received an acceptable election by the end of the 90th day after we receive Notice of due proof of death, we will automatically deem the Beneficiary to have elected on the 90th day: the Spousal Continuation Option if the spouse qualifies, the Non-Spousal Beneficiary Continuation Option if the Beneficiary qualifies, otherwise death benefit Option
1. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary (ies).

The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During Accumulation Period" section of the "Death Benefit Provisions":

SPOUSAL CONTINUATION DURING ACCUMULATION PERIOD - If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Contract Value under the continued Contract will be adjusted as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Contract Value.

The charge for this Rider is reflected in the Asset-Based Insurance Charge shown on the Contract Schedule.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

        /s/ Daniel D. Jordan               /s/ James M. Benson
              Secretary                         President



NEL-530 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

DEATH BENEFIT RIDER [- GREATER OF ANNUAL STEP-UP OR 5% ANNUAL INCREASE]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions":


DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
     The "Death Benefit Amount" will be the greater of:

     1)   the Contract Value; or

     2)   the Enhanced Death Benefit, which is the greater of (a) or (b):

          (a)  Highest Anniversary Value: On the Issue Date we set this value
               -------------------------
               equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Contract Value and we set the Highest Anniversary Value equal to the higher amount.

          (b)  Annual Increase Amount: On the Issue Date, we set the Annual
               ----------------------
               Increase Amount equal to your initial Purchase Payment. After that date, the Annual Increase Amount is equal to:

               (i) the sum total of each Purchase Payment accumulated at the Annual Increase Accumulation Rate from the date the Purchase Payment is made; less

               (ii) the sum total of each Withdrawal Adjustment for each partial withdrawal accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     1)   the Contract Value; or

     2) the Enhanced Death Benefit after an Owner change, which is the greater of (a) or (b):


NEL-540 (05/01)

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          (a)    Highest Anniversary Value after an Owner change: After an Owner
                 -----------------------------------------------
                 change we set this value equal to the Contract Value as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Contract Value and we set the Highest
                 Anniversary Value equal to the higher amount.

          (b)    Annual Increase Amount after an Owner change: After an Owner
                 --------------------------------------------
                 change, we set the Annual Increase Amount equal to the Contract Value as of the effective date of the Owner change. After that date, the Annual Increase Amount is equal to:

                 (i) the sum total of the Contract Value as of the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from that date and each Purchase Payment made after the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from the date such Purchase Payment is made; less

                 (ii) the sum total of each Withdrawal Adjustment for each partial withdrawal taken after the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

          1)     the Contract Value; or

          2) the Enhanced Death Benefit under a Spousal Continuation, which is the greater of (a) or (b):

                 (a)   Highest Anniversary Value under a Spousal Continuation:
                       ------------------------------------------------------
                       Under a Spousal Continuation of the Contract, we set this value equal to the Contract Value under the continued Contract as of the date it is adjusted for Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Contract Value and we set the Highest Anniversary Value equal to the higher amount.

                 (b)   Annual Increase Amount under a Spousal Continuation:
                       ---------------------------------------------------
                       Under a Spousal Continuation we set the Annual Increase Amount equal to the Contract Value under the continued Contract as of the date it is adjusted for Spousal Continuation. After that date, the Annual Increase Amount is equal to:

                       (i) the sum total of the Contract Value under the continued Contract as of the date it is adjusted for Spousal Continuation accumulated at the Annual Increase Accumulation Rate from that date and each Purchase Payment made after that date accumulated at the Annual Increase Accumulation Rate from the date such Purchase Payment is made; less

                       (ii) the sum total of each Withdrawal Adjustment for each partial withdrawal taken after the date the Contract Value is adjusted for Spousal Continuation accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

We compute the Percentage Reduction in Contract Value attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Contract Value immediately preceding such withdrawal. When we calculate a value reduced proportionately by the Percentage Reduction in Contract Value attributable to a partial withdrawal, we multiply the value immediately preceding the withdrawal by 1 minus the Percentage Reduction.


NEL-540 (05/01)

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The Annual Increase Accumulation Rate is 5% per year through the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday. No accumulation rate will be applied after the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday.

The Withdrawal Adjustment for a partial withdrawal equals the value of the Annual Increase Amount immediately prior to such withdrawal multiplied by the Percentage Reduction in Contract Value attributable to that withdrawal.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. If we have not received an acceptable election by the end of the 90th day after we receive Notice of due proof of death, we will automatically deem the Beneficiary to have elected on the 90th day: the Spousal Continuation Option if the spouse qualifies, the Non-Spousal Beneficiary Continuation Option if the Beneficiary qualifies, otherwise death benefit Option
1. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Account Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary(ies).

The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions":

SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Contract Value under the continued Contract will be adjusted as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Account Value.

The charge for this Rider is reflected in the Asset-Based Insurance Charge shown on the Contract Schedule.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

       /s/ Daniel D. Jordan             /s/ James M. Benson
              Secretary                        President

NEL-540 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

DEATH BENEFIT RIDER [- ANNUAL STEP-UP]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


                            DEATH BENEFIT PROVISIONS


The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions":

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
The "Death Benefit Amount" will be the greater of:

     (a)  the Contract Value; or

     (b)  Highest Anniversary Value: On the Issue Date we set this value equal
          -------------------------
          to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Contract Value and we set the Highest Anniversary Value equal to the higher amount.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     (a)  the Contract Value; or

     (b)  Highest Anniversary Value after an Owner change: After an Owner
          -----------------------------------------------
          change, we set this value equal to the Contract Value as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Contract Value and we set the Highest Anniversary Value equal to the higher amount.


NEL-550 (05/01)

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In addition, if the Contract is continued under the Spousal Continuation During
Accumulation Period option the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

     (a)  the Contract Value; or

     (b)  Highest Anniversary Value under a Spousal Continuation: Under a
          ------------------------------------------------------
          Spousal Continuation of the Contract, we set this value equal to the Contract Value under the continued Contract as of the date it is adjusted for the Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Contract Value and we set the Highest Anniversary Value equal to the higher amount.

We compute the Percentage Reduction in Contract Value attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Contract Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Contract Value attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. If we have not received an acceptable election by the end of the 90th day after we receive Notice of due proof of death, we will automatically deem the Beneficiary to have elected on the 90th day: the Spousal Continuation Option if the spouse qualifies, the Non-Spousal Beneficiary Continuation Option if the Beneficiary qualifies, otherwise death benefit Option
1. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary(ies).


The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions":


SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Contract Value under the continued Contract will be adjusted as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method, to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Contract Value.

The charge for this Rider is reflected in the Asset-Based Insurance Charge shown on the Contract Schedule.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.


NEL-550 (05/01)

--------------------------------------------------------------------------------

          /s/ Daniel D. Jordan             /s/ James M. Benson
                 Secretary                        President

                      New England Life Insurance Company

                              501 Boylston Street
                          Boston, Massachusetts 02117

--------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT RIDER - [LIVING BENEFIT]
This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

The following is added to the "Annuity Provisions" section:

GUARANTEED MINIMUM INCOME BENEFIT

We guarantee that your minimum monthly Fixed Annuity Payment will not be less than the Guaranteed Minimum Income Benefit (GMIB) Payment (less any applicable charges and fees as described in the Contract Schedule or any Rider) provided you meet the eligibility requirements below. If a higher Fixed Annuity Payment results from applying your total Adjusted Contract Value to the then current Fixed Annuity rates applicable to this class of contracts, we will pay you the greater payment.

At the Annuity Calculation Date, the GMIB Payment will be determined by applying the Income Base to the GMIB Annuity Table. In calculating the GMIB, any Withdrawal Charges that would have applied if you had made a full cash withdrawal of your Contract Value will be deducted from the Income Base. We reserve the right to reduce the Income Base for any Premium and Other Taxes that may apply.

Income Base
The Income Base is the greater of (a) or (b):

     (a)  Highest Anniversary Value: On the Issue Date we set this value equal
          -------------------------
          to your initial Purchase Payment. During each Contract Year we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Contract Value and we set the Highest Anniversary Value equal to the higher amount.

     (b)  Annual Increase Amount: On the Issue Date we set this amount equal to
          ----------------------
          your initial Purchase Payment. After the Issue Date, this amount will equal:

          (i) The sum total of each Purchase Payment accumulated at the Annual Increase Accumulation Rate from the date the Purchase Payment is made, less

          (ii) The sum total of each Withdrawal Adjustment for any partial withdrawal accumulated at the Annual Increase Accumulation Rate from the date of withdrawal (except as indicated).

NEL-560 (05/01)

--------------------------------------------------------------------------------

We compute the Percentage Reduction in Contract Value attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Contract Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Contract Value attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Annual Increase Accumulation Rate is 6% per year through the earlier of the Annuity Calculation Date or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday. No accumulation rate will be applied after the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81st birthday. For purposes of calculating the Annual Increase Amount when the GMIB Rider charge is assessed, the Annual Increase Accumulation Rate will be applied through the end of the prior contract year.

The Withdrawal Adjustment for any partial withdrawal in a Contract Year equals the Annual Increase Amount immediately prior to the withdrawal multiplied by the Percentage Reduction in Contract Value attributable to that partial withdrawal. However, if total partial withdrawals in a Contract Year are 6% or less of the Annual Increase Amount on the previous Contract Anniversary, the total Withdrawal Adjustments for that Contract Year will be set equal to the dollar amount of total partial withdrawals in that Contract Year and treated as a single withdrawal at the end of that Contract Year.

GMIB Annuity Table
The GMIB Annuity Table is calculated based on the Annuity 2000 Mortality Table with a 7-year age setback with interest of 2.5% per year. The rate applied will depend upon the Annuity Option chosen and the Attained Age and sex of the Annuitant and Joint Annuitant, if applicable.

Eligibility Requirements for the GMIB
You are only eligible to receive GMIB payments if:

1) The Owner is a natural person and the Owner is also the Annuitant. If the Owner is a non-natural person then the Annuitant will be considered the Owner for GMIB purposes. If Joint Owners are named, the age of the oldest will be used to determine the Income Base and GMIB Payment, and

2) You choose to start receiving Fixed Annuity Payments under one of the following Annuity Options:

     a) Life Income with 10 Years Certain. If you choose to start the Annuity Option after age 79, the guaranteed Years Certain component of the Annuity Option is reduced as follows:

           ---------------------------------------------------------
           Age at Application to the      Guarantee/Years
           Annuity Option                 Certain Period
           ---------------------------------------------------------
           80                             9
           ---------------------------------------------------------
           81                             8
           ---------------------------------------------------------
           82                             7
           ---------------------------------------------------------
           83                             6
           ---------------------------------------------------------
           84 and 85                      5
           ---------------------------------------------------------

     b)   Joint and Survivor Life Income with 10 Years Certain, and

3)   You choose an Annuity Date that is within
     a) 30 days following any Contract Anniversary after your 10th Contract Anniversary, but
     b) no more than 30 days after the Contract Anniversary following your 85th birthday.

NEL-560 (05/01)

--------------------------------------------------------------------------------

GMIB Rider Charge
The GMIB Rider charges shown on the Contract Schedule are computed based on the specified percentage and the Income Base at the end of the prior Contract year. The charge is assessed for the prior Contract Year at each Contract Anniversary. If you take a full withdrawal or apply your Adjusted Contract Value to an Annuity Option, a pro-rata portion of the Rider charge will be assessed based on the number of days from the last Contract Anniversary to the date of withdrawal/application/change.

The Rider charge will be deducted from your Contract Value. This deduction will result in the cancellation of Accumulation Units from each applicable Subaccount (and/or reduction of any portion of the Contract Value allocated to any other accounts included by Rider) in the ratio the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value.

GMIB Termination Provisions
The GMIB Rider Provisions will terminate upon the earliest of:

     a) The 30th day following the Contract Anniversary immediately after your 85th birthday;

     b)   The date you make a full withdrawal of your Contract Value;

     c) The date you apply all or any portion of your Adjusted Contract Value to an Annuity Option and you are not eligible to receive GMIB payments;

     d) Death of the Owner, or death of the Annuitant if a non-natural person owns the Contract; or

     e) Change of the Owner or Joint Owner (or Annuitant if the Owner is a non-natural person), for any reason.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

         /s/ Daniel D. Jordan                  /s/ James M. Benson

                 Secretary                           President

NEL-560 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

ADDITIONAL DEATH BENEFIT RIDER [- EARNINGS PRESERVATION BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


                            DEATH BENEFIT PROVISIONS

The following is added to the "Death Benefit Provisions":

ADDITIONAL DEATH BENEFIT DURING THE ACCUMULATION PERIOD - During the Accumulation Period, an Additional Death Benefit will be paid to your Beneficiary (ies) upon your death, the first death of a Joint Owner, or the death of the Annuitant if a non-natural person owns the Contract. If a non-natural person owns the Contract, the Annuitant shall be deemed to be Owner for purposes of determining the Additional Death Benefit. If there are Joint Owners, the age of the oldest will be used to determine the Additional Death Benefit.


Additional Death Benefit Amount
The Additional Death Benefit Amount will be:
         Before the Contract Anniversary immediately preceding the Owner's 81st birthday:

         1)   the difference between;

              (a)  the Death Benefit Amount payable under the Contract, and

              (b)  total Purchase Payments not previously withdrawn,

         2)   multiplied by the ADB Benefit Percentage for the Owner's Issue
              Age.

         On or after the Contract Anniversary immediately preceding the Owner's 81st birthday:

         1)   the difference between;

              (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date, and

              (b)  total Purchase Payments not previously withdrawn,

         2)   multiplied by the ADB Benefit Percentage for the Owner's Issue
              Age.


NEL-570 (05/01)

--------------------------------------------------------------------------------


     We determine your total Purchase Payments not previously withdrawn by deducting partial withdrawals from your Contract in the order described in your Contract Schedule (first against Earnings in the Contract and then against Purchase Payments).

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Additional Death Benefit Amount payable upon the new Owner's death will be:

     Before the Contract Anniversary immediately preceding the new Owner's 81st birthday:

     1)   the difference between;

          (a)  the Death Benefit Amount payable under the Contract, and

          (b) total Purchase Payments not previously withdrawn after the Owner change,

     2) multiplied by the ADB Benefit Percentage for the new Owner's age as of the effective date of the change of Owner.

     On or after the Contract Anniversary immediately preceding the new Owner's 81st birthday:

     1)   the difference between;

          (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the new Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date, and

          (b) total Purchase Payments not previously withdrawn after the Owner change,

     2) multiplied by the ADB Benefit Percentage for the new Owner's age as of the effective date of the change of Owner.

     When we calculate total Purchase Payments not previously withdrawn after the Owner change, we ignore any Purchase Payments made before the effective date of the change of Owner and set this value equal to the Contract Value on that date. We increase this value by any subsequent Purchase Payments made and apply any subsequent partial withdrawals first against Earnings credited after that date.

Regardless, if the Contract is continued under the Spousal Continuation During Accumulation Period option and the spouse chooses to continue the Additional Death Benefit provisions so that the Additional Death Benefit is payable upon the continuing spouse's death rather than the Owner's death, the Additional Death Benefit Amount will be:

     Before the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:

     1)   the difference between;

          (a)  the Death Benefit Amount payable under the Contract, and

          (b)  total Purchase Payments not previously withdrawn,

     2) multiplied by the ADB Benefit Percentage for the deceased Owner's Issue Age.

     On or after the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:

     1)   the difference between;


NEL-570 (05/01)

--------------------------------------------------------------------------------

           (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the continuing spouse's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date, and

           (b)  total Purchase Payments not previously withdrawn,

      2) multiplied by the ADB Benefit Percentage for the deceased Owner's Issue Age.

      When we calculate total Purchase Payments not withdrawn under a Spousal Continuation, we treat the continuing spouse the same as the deceased Owner with respect to Purchase Payments made and partial withdrawals taken.

We compute the Percentage Reduction in Contract Value attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Contract Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Contract Value attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.


The Additional Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method and treated as a death benefit payable under the Contract. If we have not received an acceptable election by the end of the 90th day after we receive Notice of due proof of death, we will automatically deem the Beneficiary to have elected on the 90th day: the Spousal Continuation During Accumulation Period Option if the spouse qualifies (with the Additional Death Benefit provisions continued), the Non-Spousal Beneficiary Continuation During Accumulation Period Option if the Beneficiary qualifies, otherwise death benefit Option 1. Any excess of the Additional Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Contract Value. If the Additional Death Benefit is not paid immediately in a lump sum, any portion of the Additional Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will remain subject to investment risk. This risk is borne by the Beneficiary(ies).


ADB Benefit Percentages
The ADB Benefit Percentages are as follows:

         Age                        ADB Benefit Percentage
         Ages 69 or younger                 40%
         Ages 70 - 79                       25%
         Ages 80 and above                   0%


NEL-570 (05/01)

Options for Spousal Continuation During the Accumulation Period
If the Owner dies during the Accumulation Period and the Beneficiary who is his or her spouse elects to continue the Contract in his or her name, the Beneficiary has the option of:

     1) Continuing the Additional Death Benefit provisions so that the Additional Death Benefit is payable upon the death of the continuing spouse rather than on the death of the Owner, or

     2) Discontinuing the Additional Death Benefit provisions and having the Additional Death Benefit Amount that would have been payable at the Owner's death added to the Contract Value. Any excess of the Additional Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value.


The charge for this Rider is shown on the Contract Schedule.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.


          /s/ Daniel D. Jordan               /s/ James M. Benson
                  Secretary                         President


NEL-570 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

PURCHASE PAYMENT CREDIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


                          PURCHASE PAYMENTS PROVISIONS

The following is added to the "Purchase Payments Provisions":

PURCHASE PAYMENT CREDITS - Before your 81st birthday, each Purchase Payment you make during the first Contract Year will be credited with the Purchase Payment Credit. The amount of the Purchase Payment Credit is described on the Contract Schedule.

If you exercise the "Free Look" provision of the Contract, we will return your Contract Value less the Adjusted Purchase Payment Credit. The Adjusted Purchase Payment Credit is equal to the lesser of:
1. The portion of the Contract Value that is attributable to any Purchase Payment Credit, or
2. The total of Purchase Payment Credit(s).

The Purchase Payment Credit will be allocated to the Contract in the same proportion that the applicable Purchase Payment is allocated.

All Purchase Payment Credits will be treated as Earnings under the Contract.

The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

            /s/ Daniel D. Jordan             /s/ James M. Benson
                  Secretary                         President


NEL-580 (05/01)

--------------------------------------------------------------------------------


                FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                                 Annuitant Only

Option 1: Life Annuity                               Option 2: Life Annuity with 10 Years of
                                                               Annuity Payments Guaranteed

 Attained Age                                        Attained Age
 of Annuitant              Male     Female           of Annuitant               Male    Female
--------------------------------------------         -----------------------------------------
         55                3.80      3.58                   55                   3.78     3.57
         60                4.13      3.86                   60                   4.10     3.84
         65                4.57      4.23                   65                   4.50     4.19
         70                5.16      4.73                   70                   5.03     4.65
         75                6.00      5.42                   75                   5.69     5.26
         80                7.14      6.42                   80                   6.47     6.05
         85                8.73      7.90                   85                   7.32     6.98


Option 3: Joint and Last Survivor Life Annuity

                                                     Age of Female Annuitant

Attained Age               10 Years         5 Years           Same              5 Years          10 Years
of Male Annuitant          Younger          Younger           Age               Older            Older
---------------------------------------------------------------------------------------------------------
         55                3.09             3.20              3.31              3.42             3.52
         60                3.24             3.38              3.53              3.66             3.79
         65                3.44             3.63              3.81              3.99             4.16
         70                3.69             3.93              4.18              4.43             4.66
         75                4.03             5.22              4.70              5.05             5.37
         80                4.48             4.93              5.42              5.91             6.34
         85                5.11             5.75              6.45              7.13             7.71


Option 4: Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

                                                     Age of Female Annuitant

Attained Age               10 Years         5 Years           Same              5 Years          10 Years
of Male Annuitant          Younger          Younger           Age               Older            Older
---------------------------------------------------------------------------------------------------------
         55                3.09             3.20              3.31              3.41             3.52
         60                3.24             3.38              3.53              3.66             3.79
         65                3.44             3.62              3.81              3.99             4.15
         70                3.69             3.93              4.18              4.42             4.64
         75                4.03             4.35              4.68              5.02             5.30
         80                4.47             4.90              5.37              5.80             6.13
         85                5.07             5.65              6.25              6.75             7.07

Monthly installments for ages not shown will be furnished on request.


NEL-580 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------



WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL CONFINEMENT RIDER


This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following will be added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENT PROVISIONS":

If a Withdrawal Charge has or will be waived for Nursing Home or Hospital Confinement under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following provisions are added to the Contract:


      WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL CONFINEMENT

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

     1. you are confined to a Nursing Home and/or Hospital for at least 90 consecutive days or confined for a total of at least 90 days if there is no more than a 6-month break in the confinement and the confinements are for related causes;

     2. the first confinement referred to in (1) above begins on or after the first Contract Anniversary;

     3. the withdrawal request and proof satisfactory to us of confinement are received by us at our Administrative Office either while you are confined or within 90 days after such confinement;

     4. confinement in a Nursing Home and/or Hospital is prescribed by a Physician and is Medically Necessary;

     5. you have been the Owner continuously since the Issue Date, or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option: and

     6. you were less than the Maximum Nursing Home or Home Hospital Confinement Rider Issue Age specified on the Contract Schedule at the Issue Date.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.


NEL-590 (05/01)

--------------------------------------------------------------------------------


                                   DEFINITIONS

Hospital - A facility which:

     1)   is located in the United States or its territories;
     2)   is licensed as a hospital by the jurisdiction in which it is located;
     3)   is supervised by a staff of licensed physicians;
     4) provides nursing services 24 hours a day by, or under the supervision of, a registered nurse (R.N.);
     5) operates primarily for the care and treatment of sick and injured persons as inpatients for a charge; and
     6)   has access to medical and diagnostic facilities.

Intermediate Care Facility - A facility which:

     1)   is located in the United States;
     2) is licensed and operated as an Intermediate Care Facility according to the laws of the jurisdiction in which it is located;
     3) provides continuous 24 hours a day nursing service by, or under the supervision of, a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); and
     4)   maintains a daily medical record of each patient.

Medically Necessary - Appropriate and consistent with the diagnosis in accord with accepted standards of practice and which could not have been omitted without affecting the individual's condition.

Nursing Home - A facility which is a Skilled Nursing Facility, an Intermediate Care Facility or Residential Care Facility. Nursing Home does not mean:

     1) a home for the aged, a community living center or place that primarily provides domiciliary, residency or retirement care; or
     2) a place owned or operated by a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

Physician - Any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family.


Residential Care Facility - A facility which:

     1)   is located in the United States or its territories;
     2) is licensed and operated as a Residential Care Facility according to the laws of the jurisdiction in which it is located; and
     3) provides nursing care under the supervision of a registered professional nurse (R.N.).


Skilled Nursing Facility - A facility which:
     1)   is located in the United States or its territories;
     2) is licensed and operated as a skilled Nursing Facility according to the laws of the jurisdiction in which it is located;
     3) provides skilled nursing care under the supervision of a licensed physician;


NEL-590 (05/01)

--------------------------------------------------------------------------------

     4) provides continuous 24 hours a day nursing services by, or under the supervision of, a registered graduate professional nurse (R.N.); and
     5)   maintains a daily medical record of each patient.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.


           /s/ Daniel D. Jordan          /s/ James M. Benson
                 Secretary                      President


NEL-590 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------



WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election or this Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following is added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENTS PROVISIONS":

If a Withdrawal Charge has or will be waived for Terminal Illness under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following provisions are added to the Contract:

                WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

     1.   you are terminally ill and not expected to live more than 12 months;
     2.   a Qualified Physician certifies to your illness and life expectancy;
     3.   you were not diagnosed with the terminal illness as of the Issue Date;
     4. you have been the Owner continuously since the Issue Date or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option; and
     5. you were less than the Maximum Terminal Illness Rider Issue Age specified on the Contract Schedule on the Issue Date.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

Qualified Physician is any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.


New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.

        /s/ Daniel D. Jordan            /s/ James M. Benson
              Secretary                         President


NEL-595 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the date of issue shown on the Contract Data Page.

The term "Contract", wherever used herein, shall also mean "Policy".

THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED ON A QUALIFIED BASIS IF THE APPLICATION INDICATES IT IS TO BE ISSUED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ("CODE") SECTION 408. THE PROVISIONS OF THE APPLICABLE QUALIFIED RETIREMENT PLAN TAKE PRECEDENCE OVER THE PROVISIONS OF THIS CONTRACT. IN THE CASE OF A CONFLICT WITH ANY PROVISION IN THE CONTRACT OR ANY OTHER ENDORSEMENTS OR RIDERS, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE CONTRACT IS AMENDED AS FOLLOWS:

1.   The Owner is the Annuitant.

2.   This Contract is not transferable.

3. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to the issuer of the Contract.

4.   The Annuitant's entire interest in this Contract is nonforfeitable.

5. This Contract is established for the exclusive benefit of the Annuitant and the Annuitant's beneficiary(ies).

6. Except in the case of a rollover contribution (as permitted by Code sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000 for any taxable year.

7. No contribution will be accepted under a SIMPLE plan established by any employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

8. Distributions under the annuity payment options in the Contract must commence to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 (required beginning date), over (a) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an annuity payment option may not be recalculated.


NEL-408 (05/01)

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9.   If required distributions are to be made in a form other than one of the annuity payment options contained in the Contract, then the entire value of the Contract will commence to be distributed no later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 (required beginning date), over (a) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary.

     The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Annuitant's benefit by the lesser of (1) the applicable life expectancy or
     (2) if the Annuitant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q & A-4 or Q & A-5, as applicable, of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Annuitant shall be distributed using the applicable life expectancy as the relevant divisor without regard to Proposed Income Tax Regulation Section 1.401(a)(9)-2.

     Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Annuitant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the Annuitant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

10. An Annuitant shall be permitted to withdraw the required distribution in any year from another individual retirement account or annuity maintained for the benefit of the Annuitant in accordance with Notice 88-38. The Annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the Company shall have no responsibility for such determination.

11. If the Annuitant dies after distribution of benefits has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death or as otherwise allowed under Code Section 401(a)(9) and the regulations thereunder. If the Annuitant dies before distribution of benefits commences, the entire amount payable to the beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with
     (i), (ii) or (iii) below:

     (i) if any portion of the Contract proceeds is payable to a designated beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the designated beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Annuitant died;

     (ii) if the designated beneficiary is the Annuitant's surviving spouse, and benefits are to be distributed in accordance with (i) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or (b) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2;

     (iii) if the designated beneficiary is the Annuitant's surviving spouse, the spouse may treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from such Contract, or fails to elect any of the above provisions.

     Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under an annuity payment option in the Contract may not be recalculated.


NEL-408 (05/01)

--------------------------------------------------------------------------------

     Distributions under this section are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

12. The Company shall furnish annual calendar year reports concerning the status of the annuity.

13. Any reference or restrictions, limitations or requirements in the Contract regarding misstatement of sex or proof of sex is hereby deleted.

14. The Company may at its option either accept additional future payments or terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive Contract years and the paid up annuity benefit at maturity would be less than $20 per month.

All other terms and conditions of the Contract remain unchanged.

New England Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


            /s/ Daniel D. Jordan               /s/ James M. Benson
                 Secretary                           President


NEL-408 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------

ROTH INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT
This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the issue date of the Contract. The following provisions apply to a Contract which is issued as a Roth IRA under the Internal Revenue Code of 1986, as amended, ("Code") Section 408A. In the case of a conflict with any provisions in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

1.   The Owner is the Annuitant.

2.   This Contract is not transferable.

3. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to the issuer of the Contract.

4.   The Owner's entire interest in this Contract is nonforfeitable.

5. This Contract is established for the exclusive benefit of the Owner and the Owner's Beneficiary(ies).

6.   Purchase Payments -

     a)   Maximum permissible amount. Except in the case of a qualified rollover
          ---------------------------
          contribution or a recharacterization (as defined in (e) below), no Purchase Payment will be accepted unless it is in cash and the total of such contributions to all the Owner's Roth IRAs for a taxable year does not exceed $2,000, or the Owner's compensation, if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of $2,000 or the Owner's compensation is referred to as a "regular contribution." A "qualified rollover contribution" is a rollover contribution that meets the requirements of section 408(d)(3) of the Code, except the one-rollover-per-year rule of section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "nonRoth IRA"). Purchase Payments may be limited under (b) through (d) below.

     b)   Regular contribution limit. If (i) and/or (ii) below apply, the
          ---------------------------
          maximum regular contribution that can be made to all the Owner's Roth IRAs for a taxable year is the smaller amount determined under (i) or
          (ii).

     (i) The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in (f) below) in accordance with the following table:

Filing Status                Full Contribution        Phase-out Range        No Contribution
-----------------------------------------------------------------------------------------------
                                                              Modified AGI
-----------------------------------------------------------------------------------------------------------------
Single or Head                 $95,000 or less              Between $95,000             $110,000 or
of Household                                                and $110,000                more

Joint Return or                $150,000 or less             Between $150,000            $160,000 or
Qualifying Widow(er)                                        and $160,000                more

Married-                       $0                           Between $0                  $10,000 or
Separate Return                                             and $10,000                 more
-----------------------------------------------------------------------------------------------------------------

              If the Owner's modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200.


NEL-446 (05-01)

--------------------------------------------------------------------------------

     (ii) If the Owner makes regular contributions to both Roth and nonRoth IRAs for a taxable year, the maximum regular contribution that can be made to all the Roth IRAs for that taxable year is reduced by the regular contributions made to the nonRoth IRAs for the taxable year.

     (c)  Qualified rollover contribution limit. A rollover from a nonRoth IRA
          -------------------------------------
          cannot be made to this IRA if, for the year the amount is distributed from the nonRoth IRA, (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000 or (iii) the Owner is married and together the Certificate Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

     (d)  Simple IRA limits. No contributions will be accepted under a SIMPLE
          -----------------
          IRA Plan established by any employer pursuant to Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA Plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA Plan.

     (e)  Recharacterization. A regular contribution to a nonRoth IRA may be
          ------------------
          recharacterized pursuant to the rules in section 1.408A-5 of the Proposed Income Tax Regulations as a regular contribution to this IRA, subject to the limits in (b) above.

     (f)  Modified AGI. For purposes of (b) and (c) above, modified AGI for a
          ------------
          taxable year is defined in Section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from a nonRoth IRA (a "conversion").

7. No amount is required to be distributed prior to the death of the Owner for whose benefit the Contract was originally established.

8. (a) Upon the death of the Owner, distribution of any remaining benefits shall be completed by December 31 of the calendar year containing the fifth anniversary of the Owner's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

          (i) If the Owner's interest is payable to a designated Beneficiary, than the entire interest of the individual may be distributed over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the individual died.

          (ii) If the designated Beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with
               (i) above shall not be earlier than the later of (A) December 31 of the calendar year in which the individual died or (B) December 31 of the calendar year in which the individual would have attained age 70 1/2 1/2.

   (b) If the designated Beneficiary is the individual's surviving spouse, the spouse may elect to treat the Contract as his or her own Roth IRA. This election will be deemed to have been made if such surviving spouse makes a regular contribution to the Contract, makes a rollover to or from such Contract, or fails to take distributions under (a) above.

(C)(c) Payments required under (a)(i) or (a) (ii) above must be made at intervals of no longer than 1 year and must be either nonincreasing or increasing as provided in Q&A F-3 of Section 1.401 (a)(9)-1 of the Proposed Income Tax Regulations.


NEL-446 (05/01)

--------------------------------------------------------------------------------

   (d) Life expectancy is computed by use of the expected return multiples in Table V of Section 1.72-9 of the Income Tax Regulations. If the designated Beneficiary is the individual's surviving spouse, then, unless otherwise elected by the surviving spouse by the time distributions are required to begin, the surviving spouse's life expectancy shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distribution are required to begin pursuant to (i) or (ii) above, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancies shall not be recalculated for payments made under an Annuity Option.

9. Separate records will be maintained for the interest of each Owner and the Company will furnish annual calendar year reports concerning the status of the Contract.

10. The Company may at its option either accept additional future payments or terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

All other terms and conditions of the Contract remain unchanged

New England Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


            /s/ Daniel D. Jordan               /s/ James M. Benson
                  Secretary                         President


NEL-446 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------


401 PLAN ENDORSEMENT


This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the issue date of the Contract. The following provisions apply to a Contract which is issued under a plan qualified under the Internal Revenue Code of 1986, as amended, ("Code") Section 401 (the "Plan"). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

   1. The Annuitant of this Contract will be the applicable Participant under the Plan and the Owner of this Contract will be as designated in the Plan.

   2. This Contract and the benefits under it, cannot be sold, assigned, transferred, discounted, pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, or otherwise transferred to any person other than the Company.

   3. This Contract shall be subject to the provisions, terms and conditions of the qualified pension or profit-sharing Plan under which the Contract is issued. Any payment, distribution or transfer under this Contract shall comply with the provisions, terms and conditions of such Plan as determined by the Plan administrator, trustee or other designated Plan fiduciary. We shall be under no obligation under or by reason of issuance of this Contract either (a) to determine whether any such payment, distribution or transfer complies with the provisions, terms and conditions of such Plan or with applicable law, or (b) to administer such Plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

   4. Notwithstanding any provision to the contrary in this Contract or the qualified pension or profit-sharing Plan of which this Contract is a part, we reserve the right to amend or modify this Contract or Endorsement to the extent necessary to comply with any law, regulation, ruling or other requirement deemed by us to be necessary to establish or maintain the qualified status of such pension or profit-sharing Plan.

New England Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


            /s/ Daniel D. Jordan               /s/ James M. Benson
                   Secretary                         President


NEL-401 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------


TAX SHELTERED ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the issue date of the Contract. The following provisions apply to a Contract which is issued under the Internal Revenue Code of 1986, as amended, ("Code") section 403(b). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

1. Owner. The Owner must be either an organization described in section 403(b)(1)(A) of the Code or an individual employee of such an organization. If the Owner is an organization described in section 403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under section 403(b) of the Code must be the Annuitant under the Contract. If the Owner is an employee of an organization described in section 403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Contract.

2.   The interest of the Annuitant in the Contract shall be nonforfeitable.

3. Non-transferability. Other than in a transaction with the Company, or as provided below, the interest of the Annuitant under this Contract cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)).

4. Purchase Payments must be made by an organization described in Code section 403(b)(1)(A), except in the case of a rollover contribution under Code sections 403(b)(8) or 408(d)(3), or a nontaxable transfer from another contract qualifying under Code section 403(b) or a custodial account qualifying under Code section 403(b)(7). All Purchase Payments must be made in cash.

     If Purchase Payments are made pursuant to a salary reduction agreement, the maximum contribution when combined with all other plans, contracts or arrangements may not exceed the amount of the limitation provided for in Code section 402(g). Purchase Payments must not exceed the amount allowed by section 415 and section 403(b) of the Code.

5. Distributions During Annuitant's Life. Distributions under this Contract must commence by April 1 of the calendar year following the later of: (a) the calendar year the Annuitant attains age 70 1/2 or (b) the calendar year in which the Annuitant retires. Payments shall be made over: (a) the life of the Annuitant or the lives of the Annuitant and his or her designated Beneficiary (within the meaning of Section 401(a)(9) of the Code); or (b) a period certain not extending beyond the life expectancy of the Annuitant or the joint and last survivor expectancy of the Annuitant and his or her designated Beneficiary.

     If payments under an Annuity Option in the Contract are to be made for a definite or fixed period, said period cannot, at the time payments are to commence, exceed the life expectancy of the Annuitant or, if applicable, the joint and last survivor expectancy of the Annuitant and a designated Beneficiary, nor may it exceed the applicable maximum period under Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must either be nonincreasing or may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.


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

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     All distributions under this Contract are subject to the distribution requirements of section 403(b)(10) of the Code and will be made in accordance with the requirements of section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

6. Minimum Distribution Requirements - After Death. If the Annuitant dies after required distributions under this Contract are deemed to have begun, all amounts payable under this Contract must be distributed to the Beneficiary or to such other person entitled to receive them at least as rapidly as under the method of distribution in effect prior to the Annuitant's death.

     If the Annuitant dies before required distributions have begun, the entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except that:

     (a) if the interest is payable to an individual who is the Annuitant's designated Beneficiary, the designated Beneficiary may elect to receive the entire interest over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant dies; or

     (b) if the designated Beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive the entire interest over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

          (i) December 31 of the calendar year immediately following the calendar year in which the Annuitant died; or

          (ii) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.

          If the surviving spouse dies before distributions begin, the limitations of this section (without regard to this paragraph (b)) will be applied as if the surviving spouse were the Annuitant.

          An irrevocable election of the method of distribution by a designated Beneficiary who is the surviving spouse must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin pursuant to this paragraph (b). If no election is made, the entire interest will be distributed in accordance with the method of distribution in this paragraph (b).

An irrevocable election of the method of distribution by a designated Beneficiary who is not the surviving spouse must be made within one year of the Annuitant's death. If no such election is made, the entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

Required distributions under this section are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Proposed Income Tax Regulations. All distributions made after the death of the Annuitant will be made in accordance with section 401(a)(9) of the Code.

7. Life Expectancy Calculations. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

     If benefits under the Contract are payable in accordance with the Annuity Options set forth in the Contract, life expectancy will not be recalculated. If required distributions are payable in a form other than under such Annuity Options, life expectancy will not be recalculated unless permitted by the Company and annual recalculation is elected at the time distributions are required to begin (a) by the Annuitant, or (b) for purposes of distributions


NEL-398 (05/01)

--------------------------------------------------------------------------------

     beginning after the Annuitant's death, by the surviving spouse. Such an election will be irrevocable as to the Annuitant and the surviving spouse, and will apply to all subsequent years.

     The life expectancy of a non-spouse designated Beneficiary (a) may not be recalculated, and (b) will be calculated using the attained age of such designated Beneficiary during the calendar year in which distributions are required to begin pursuant to this Endorsement. Payments for any subsequent calendar year will be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year in which life expectancy was first calculated.

8. Annuity Options. All Annuity Options under the Contract must meet the requirements of section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of sections 401(a)(9) and 403(b)(10) of the Code override any Annuity Option, systematic withdrawal plan or other settlement option which is inconsistent with such requirements.

     If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint Annuitant is named, the joint and last survivor expectancy of the Annuitant and the Joint Annuitant, and (2) the applicable maximum period under section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     All payments made under a joint and survivor Annuity Option after the Annuitant's death while the Joint Annuitant is alive must be made to the Joint Annuitant.

     Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Contract will be available. In the event a Joint Annuitant is named who is not the Annuitant's spouse, the percentage level of payments during the remaining lifetime of the Joint Annuitant can not exceed the amount allowed under section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.


9. Premature Distribution Restrictions. Any amounts in the Contract attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 59 1/2, separated from service, died, become disabled (within the meaning of Code section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Endorsement; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Code.

     Purchase payments made by a nontaxable transfer from a custodial account qualifying under section 403(b)(7) of the Code, and earnings on such amounts, will not be paid or made available before the Annuitant dies, attains age 59 1/2, separates from service, becomes disabled (within the meaning of Code Section 72(m)(7)), or in the case of such amounts attributable to contributions made under the custodial account pursuant to a salary reduction agreement, encounters financial hardship; provided, that amounts permitted to be paid or made available in the event of hardship will be limited to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Code.

10. Direct Rollovers. The Annuitant subject to the terms of the Contract, may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Annuitant. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Annuitant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Annuitant or the joint lives (or joint life


NEL-398 (05/01)
     expectancies) of the Annuitant and the Annuitant's Beneficiary, or for a specified period of ten years of more; any distribution required under Code section 401(a)(9); hardship distributions; and the portion of any distribution that is not includible in gross income. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or another Code section 403(b) tax-sheltered annuity, that accepts the Annuitant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity. A direct rollover is a payment by the Company to the eligible retirement plan specified by the Annuitant or other eligible distributee under the Code.


11. If this Contract is part of a plan which is subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Contract (whether as income, as proceeds payable at the Annuitant's death, upon partial redemption or full surrender or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and preretirement survivor annuity requirements of ERISA Section 205.

12. The Company will furnish annual calendar year reports concerning the status of the annuity.

13. Amendments. The Company may further amend this Contract from time to time in order to meet any requirements which apply to it under Code section 403(b) or ERISA.

New England Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


            /s/ Daniel D. Jordan               /s/ James M. Benson
                  Secretary                          President


NEL-398 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------


WAIVER OF WITHDRAWAL CHARGE FOR DISABILITY RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election or this Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:


The following is added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENTS PROVISIONS":"

If a Withdrawal Charge has or will be waived for Disability under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following is added to the Contract:


                   WAIVER OF WITHDRAWAL CHARGE FOR DISABILITY

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

    1. You are less than the Maximum Disability Waiver Attained Age stated on the Contract Schedule, became permanently and totally disabled subsequent to the First Contract Anniversary and are receiving disability benefits from the Social Security Administration;

    2. Your Contract is owned by a natural person and you have been the Owner continuously since the Issue Date or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option; and

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is a not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.


            /s/ Daniel D. Jordan               /s/ James M. Benson
                  Secretary                          President


VE-6 (05/01)

                       New England Life Insurance Company

                               501 Boylston Street
                           Boston, Massachusetts 02117

--------------------------------------------------------------------------------



UNISEX ANNUITY RATES RIDER

This Rider forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Rider is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

    1.   Deleting any reference to sex;

    2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.


            /s/ Daniel D. Jordan                /s/ James M. Benson
                  Secretary                           President

VE-9 (05/01)

               FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                        AMOUNT OF FIRST MONTHLY PAYMENT

                          PER $1000 OF CONTRACT VALUE

                                 Annuitant Only

Option 1: Life Annuity                                        Option 2: Life Annuity with 10
                                                                        Years of Annuity Payments Guaranteed

 Attained Age                                                                   Attained Age
 of Annuitant              Unisex                                               of Annuitant              Unisex
---------------------------------                                               --------------------------------
         55                3.81                                                         55                3.79
         60                4.12                                                         60                4.09
         65                4.53                                                         65                4.48
         70                5.09                                                         70                4.99
         75                5.87                                                         75                5.64
         80                6.96                                                         80                6.46
         85                8.54                                                         85                7.40

Option 3: Joint and Last Survivor Life Annuity

                                                     Age of Joint Annuitant - Unisex

 Attained Age                     10 Years         5 Years            Same             5 Years        10 Years
 of Annuitant - Unisex            Younger          Younger             Age              Older           Older
--------------------------------------------------------------------------------------------------------------
         55                         3.23             3.34              3.44             3.53            3.61
         60                         3.40             3.53              3.66             3.78            3.88
         65                         3.61             3.78              3.95             4.11            4.25
         70                         3.88             4.11              4.34             4.56            4.74
         75                         4.25             4.56              4.87             5.17            5.42
         80                         4.74             5.17              5.62             6.03            6.38
         85                         5.42             6.03              6.68             7.27            7.75

Option 4: Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

                                                     Age of Joint Annuitant - Unisex

 Attained Age                     10 Years         5 Years            Same             5 Years        10 Years
 of Annuitant - Unisex            Younger          Younger             Age              Older           Older
--------------------------------------------------------------------------------------------------------------
         55                         3.23             3.34              3.44             3.53            3.61
         60                         3.40             3.53              3.66             3.78            3.88
         65                         3.61             3.78              3.95             4.11            4.24
         70                         3.88             4.11              4.34             4.55            4.72
         75                         4.24             4.55              4.86             5.14            5.37
         80                         4.72             5.14              5.56             5.93            6.20
         85                         5.37             5.93              6.48             6.92            7.19

Monthly installments for ages not shown will be furnished on request.


VE-9 (05/01)